Exhibit 2.3

                                                              [CONFORMED COPY]









                   RESTATED CERTIFICATE OF INCORPORATION

                                    of

                        REPUBLIC STEEL CORPORATION

                             Named changed to
                          LTV STEEL COMPANY, INC.
                         by amendment of Art. 1 of
                       Certificate of Incorporation
                        effective December 19, 1984







                               May 31, 1983

                                    As
                                  Amended
                               June 29, 1984
                             December 19, 1984
                               July 15, 1987

                   RESTATED CERTIFICATE OF INCORPORATION
                                    of
                        REPUBLIC STEEL CORPORATION


                                 ARTICLE I

               The name of the Corporation is:

                          LTV STEEL COMPANY, INC.

                                ARTICLE II

               1. The current registered office of the Corporation is at 117 Main Street, in the Borough of Flemington, in the County of Hunterdon, New Jersey (08822) and the name of the current registered agent in charge thereof upon whom process against the Corporation may be served is Edwin K. Large, Jr.

               2. The number of directors constituting the Corporation's current Board of Directors is 14 (subject to change from time to time in such manner as may be provided in the By-laws of the Corporation or as otherwise provided by law). The names and addresses of the persons currently serving as said directors are:



            Name                     Residence of Business Address
            ----                     -----------------------------

       H. J. Bolwell                 c/o Midland-Ross Corporation
                                     20600 Chagrin Boulevard
                                     Cleveland, Ohio 44122

       J. G. Breen                   c/o The Sherwin-Williams Company
                                     101 Prospect Avenue, N.W.
                                     Cleveland, Ohio 44115

       W. J. De Lancey               912 Midland Building
                                     Cleveland, Ohio 44115

       W. R. Hartman                 c/o Interpace Corporation
                                     260 Cherry Hill Road
                                     Parsippany, New Jersey 07054

       R. H. Holdt                   c/o White Consolidated Industries, Inc.
                                     11770 Berea Road
                                     Cleveland, Ohio 44111

       E. B. Jones                   Republic Steel Corporation
                                     Republic Building
                                     Cleveland, Ohio 44115

       J. R. Kerr                    1175 Muirlands Drive
                                     La Jolla, California 92097

       J. J. Loftus                  Republic Steel Corporation
                                     Republic Building
                                     Cleveland, Ohio 44115

       Seymour S. Mintz              c/o Hogan & Hartson
                                     815 Connecticut Avenue, N.W.
                                     Washington, D.C.  20006

       S. C. Pace                    c/o TRW, Inc.
                                     23555 Euclid Avenue
                                     Cleveland, Ohio 44117

       S. K. Scovil                  c/o The Cleveland-Cliffs Iron Company
                                     1460 Union Commerce Building
                                     Cleveland, Ohio 44115

       C. E. Spahr                   1901 Terminal Tower Building
                                     Cleveland, Ohio 44113

       L. A. Toepfer                 c/o Jones, Day, Reavis & Pogue
                                     400 LeVeque Tower
                                     50 W. Broad Street
                                     Columbus, Ohio 43215

       W. J. Williams                Republic Steel Corporation
                                     Republic Building
                                     Cleveland, Ohio 44115


                                ARTICLE III

               The purposes for which the Corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act as in effect at the date hereof, including without limiting the generality of the foregoing:

               1. To engage in any such activity directly or through subsidiary or subsidiaries, and to take all acts deemed appropriate to promote the interest of such subsidiary or subsidiaries, including without limiting the foregoing, making contracts and incurring liabilities for the benefit of such subsidiary or subsidiaries; transferring or causing to be transferred to any such subsidiary or subsidiaries assets of the Corporation; and guaranteeing the bonds, debentures, notes or other evidences of indebtedness issued, or obligations incurred, by such subsidiary or subsidiaries and securing the same by mortgage of or security interest in the property of the Corporation; and contracting that said bonds, debentures, notes or other evidences of indebtedness issued by such subsidiary or subsidiaries may be convertible into stock of the Corporation upon such terms and conditions as may be approved by the Board of Directors; and

               2. To exercise as a purpose or purposes each power granted to corporations by the New Jersey Business Corporation Act and any amendment or supplement thereto or any corporation act enacted to take the place thereof, insofar as such powers authorize or may hereafter authorize corporations to engage in activities; and to guarantee the bonds, debentures, notes or other evidences of indebtedness issued, or obligations incurred, by any corporation, partnership, limited partnership, joint venture or other association where the Corporation has or may acquire a substantial interest in such corporation, partnership, limited partnership, joint venture or other association or where such guarantee is otherwise in furtherance of the interests of the Corporation.

                                ARTICLE IV

               The aggregate number of shares which the Corporation is authorized to issue is 100,000,000 shares divided into 50,000,000 shares of Common Stock of the par value of $10 a share and 50,000,000 shares of Preferred Stock of the par value of $.10.

               A. The designation, rights, preferences, privileges and limitations of the shares of Common Stock and shares of Preferred Stock and the manner of determining the designations, number of classes and of series within classes of Preferred Stock and the relative voting, dividend, liquidation and other rights, preferences and limitations of each such class or series are as follows:

               1. Shares of Preferred Stock may be divided into classes and series within any class. Such division into classes and series and the determination of the designation and the number of shares of any such clues or series and of the relative rights, preferences and limitations of the shares of any such class or series, including whether the shares of any class shall be shares without par value or shares with par value, and the par value of shares of any class the shares of which are to have a par value, may be accomplished by this certificate of incorporation or an amendment or amendments hereof including an amendment or amendments made by action of the Board of Directors without stockholder approval. The Board of Directors is hereby authorized to take such action from time to time and to make such determinations, except (a) that all shares of the same class shall be either without par value or shall have the same par value; (b) that each class and each series shall be designated so as to distinguish its shares from those of every other class and series; and (c) that all shares within one class which is not divided into series and all shares within a series shall be of equal value and otherwise identical. Without limitation upon the foregoing, the Corporation when so authorized in any such amendment may issue classes of shares of Preferred Stock and series of shares of any such class: (a) entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends; (b) entitling the holders thereof to receive dividends payable subordinate to or on a parity with or in preference to the dividends payable on any other class or series; (c) entitling the holders thereof to preferential rights upon the liquidation of, or upon any distribution of the assets of, the Corporation; (d) convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes; (e) redeemable in whole or in part at the option of the Corporation in cash, the Corporation's bonds, debentures, notes and other written obligations or in other property, at such price or prices, within such period or periods, and under such conditions as are stated in this certificate of incorporation or any amendment hereof, including redemption in accordance with a sinking fund or funds, which are hereby authorized to be created; and (f) lacking voting rights or having limited voting rights or enjoying special or multiple voting rights. The authority granted to the Board of Directors shall include authority to determine relative rights and preferences which are prior or subordinate to or equal with the shares of any other class or series whether or not such other shares are issued and outstanding at the time the Board of Directors acts, except that the Board of Directors shall not determine that the shares of any class or series shall have rights or preferences that would violate the Terms or provisions of the amendment pursuant to which shares of Preferred Stock then outstanding were issued; to increase or to decrease the number of shares of any claim or series previously determined, provided, however, that the number of shares of any claim or series shall not be decreased to a number less than the number of shares of such class or series then outstanding and the number of shares of any such class or series shall not be increased in violation of the terms or provisions of the amendment pursuant to which shares of Preferred Stock then outstanding were issued; and to execute and file in the office of the Secretary of State of New Jersey a certificate of amendment to this certificate of incorporation as theretofore amended in order that this certificate of incorporation shall be amended so that the designation and number of shares of each class and series and the relative voting, dividend, liquidation and all other rights, preferences and limitations of each such class and series shall be as stated in the certificate of amendment, but not inconsistent with this Article IV. Shares of the Preferred Stock which shall at any time have been retired or cancelled in any manner including shares redeemed, treasury shares retired and shares which have been converted into or exchanged for Common Stock or other stock shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the class or series of which they were originally a part or may be issued as shares of a new class or series or as shares of any other class or series.

               2. Out of the assets of the Corporation legally available for dividends, the holders of Preferred Stock of each class or series outstanding from time to time shall be entitled to receive when and as declared by the Board of Directors cash dividends per share in the amount per annum or at the rate per annum specified for such class or series in the certificate of amendment pursuant to which shares thereof were issued, and no more, payable in each case on the first days of January, April, July and October in each year or on such other dates specified in said certificate of amendment or as may be fixed by the Board of Directors, and accruing in each case from such date specified in said certificate of amendment or, if no date is so specified, from the date of issue. Such dividends shall be cumulative, noncumulative or partially cumulative as shall be specified in said certificate of amendment. In case the dividends payable on any class or series of Preferred Stock entitled to preference in the payment of dividends over any other class or series of Preferred Stock or over the Common Stock, as the case may be, are not paid in full, all shares of such class or series shall share ratably in any payment of dividends thereon, in proportion to the sums that would be payable on the shares of such class or series if all dividends thereon were declared and paid in full (any class or series of Preferred Stock which is entitled to a preference in payment of dividend over any other class or series of Preferred Stock or over the Common Stock being hereinafter sometimes referred to as "senior stock"). In no event, so long as shares of senior stock shall be outstanding, shall any dividend or distribution, whether in cash or property, be declared or paid or set apart for payment on any stock ranking junior in the payment of dividends to such senior stock (any stock so ranking junior to such senior stock being hereinafter called "junior stock") nor shall any moneys be paid or set aside or made available for the retirement, redemption or purchase of any junior stock, nor shall any moneys be paid or set aside or made available for a sinking fund for the retirement, redemption or purchase of any junior stock, unless

              (a) all dividends in arrears (if any) upon the senior stock shall have been declared and paid in full,

              (b) dividends upon the senior stock for the then current dividend period shall have been declared and paid or set apart for payment,

              (c) all amounts, if any, theretofore required to be paid or set apart in respect of all sinking fund, purchase fund and analogous provisions for the senior stock shall have been paid or set apart for payment, and

              (d) the requirements, if any, for all sinking fund, purchase fund and analogous provisions for the senior stock for the then current period shall have been complied with.

Subject to the foregoing provisions of this Paragraph 2, dividends may be declared and paid upon each class or series of Preferred Stock ranking junior in the payment of dividends to the senior stock, and such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid upon the Common Stock out of the remaining assets of the Corporation legally available for dividends.

               3. The Corporation may at its option, at any time or from time to time, redeem all or any part of the shares of any class or series of Preferred Stock, if and to the extent that the shares of such class or series shall be redeemable, by paying therefor in cash the redemption price provided for the shares of such class or series. Notice of redemption shall be given either by mail or by publication or both, as prescribed in respect of such shares of such class or series to be redeemed. If at any time less than all of the outstanding shares of any class or of any series is to be redeemed, the particular shares to be redeemed shall be selected by lot, or in such other manner as may be determined by the Board of Directors. Except as limited by law or as herein or in the amendments providing for the creation and issuance of any class or series or in the By-laws specifically provided, the Board of Directors shall have full discretion to prescribe and regulate, from time to time, the procedure to be followed in and all details concerning the redemption of any such shares. Notice of redemption having been duly given, the redemption price shall become due and payable on the date fixed for redemption and, if on or before the redemption date stated in such notice the funds necessary for such redemption shall have been deposited in trust for such redemption, then the right to receive dividends on the shares so called for redemption, except the right of the holders thereof to receive the redemption price therefor, shall (subject to the conversion rights, if any, of such shares that may extend to but not after the date fixed for redemption) forthwith upon such deposit cease and terminate.

               4. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any sale of all or substantially all of its assets, the holders of shares of each class of Preferred Stock and of each series within such class shall be entitled to receive payment in cash of such amount for each share of said class or series held by such holders respectively as shall be provided for said class or series in the certificate of amendment authorizing the issue of such class or series, and no more; and no sum shall be paid, and no distribution of any assets of the Corporation shall be made, to holders of shares of Preferred Stock of any class or series that is junior to any other class or series or to the holders of Common Stock until such payment to the holders of each class or series entitled to priority and in the order of their priority shall have been made or moneys therefor deposited in trust, but after such payment in full to the holders of each class or series entitled to priority, the remaining assets of the Corporation may be distributed ratably among the holders of the Common Stock. If upon such liquidation, dissolution, winding up or sale as aforesaid, the assets thus distributable among the holders of any class or series entitled to priority in payment shall be insufficient to permit the payment to such holders of the amount of such priority in full, then the assets of the Corporation to be distributed to such holders shall be distributed among the respective holders of such class or series ratably, in proportion to the amounts payable upon the shares of such class or series held by them, respectively, if all such amounts were paid in full. For the purposes of this Paragraph 4 shares shall be deemed to be junior in relation to any class or series of Preferred Stock which, by the terms of any certificate of amendment hereof not contrary to provisions contained in any prior certificate of amendment, is entitled upon dissolution or liquidation to be paid prior to the payment of the amount payable on such shares, irrespective of any priority with respect to the payment of dividends. No merger or consolidation of the Corporation with or into another corporation organized under the laws of New Jersey or of any other state which shall not in fact result in the liquidation of the enterprise and the distribution of assets to stockholders shall be deemed to be a liquidation, dissolution or winding up of the Corporation or sale as aforesaid.

               5. At every meeting of the stockholders each holder of shares of Common Stock shall be entitled to one vote for each share held at the time for determining stockholders entitled to vote at such meeting, and each holder of shares of any class or series of Preferred Stock shall have no voting rights or full or limited voting rights or special or multiple voting rights as shall be provided for such class or series in the certificate of amendment creating such class or series within any class.

               6. Neither the holders of shares of Common Stock nor the holders of shares of any class or series of Preferred Stock shall have any preferential right of subscription to any shares of Common Stock or to any shares of Preferred Stock which the Corporation now is or hereafter may be authorized to issue, or to any securities convertible into Common Stock or Preferred Stock or to any rights or options to purchase or subscribe for shares of Common Stock or Preferred Stock of the Corporation now or hereafter authorized, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may determine, and at such prices as the Board of Directors in its discretion may fix.

               7. The term "dividends in arrears," whenever used in this
Article IV in respect of shares that are or hereafter may be cumulative, shall be deemed to mean that amount which shall be equal to dividends at the rate per share per annum to which holders of the shares in question are or may be entitled from the date when dividends first commenced to accrue upon the shares in question or from the date the dividends on the shares in question became cumulative, if the certificate of amendment creating the class or series in question provides that dividends shall commence to be cumulative other than on the date from which dividends first accrued, to the dividend payment date next preceding the date in question, less the aggregate amount of all dividends paid upon the shares in question after the date upon which such dividends became cumulative. In case any shares of any class or series shall be issued at a time when there shall already be outstanding shares of such class or series, all dividends theretofore paid upon the outstanding shares of such class or series shall be deemed to have been paid upon the additional shares of such class or series so issued. The term "dividend payment date" is used herein to refer to the appropriate date, as specified or fixed in or pursuant to Paragraph 2 hereof, on which dividends on the shares in question may be payable, whether or not such dividends are paid. The term "distribution," whenever used in respect of shares of stock of any class or series shall be deemed to include all dividends declared or paid and other distributions made on the stock of such class or series and all money and/or property and/or stock used in the retirement of stock of such class or series whether by purchase or otherwise.

               8. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of all shares that by the terms of any certificate of amendment shall be convertible into Common Stock of the Corporation, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all such shares from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of New Jersey, increase the authorized amount of its Common Stock, if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all such convertible shares then outstanding.

               9. Shares of stock of the Corporation, whether authorized by this certificate of incorporation or by any amendment hereof, may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, except that the consideration for stock having a par value shall not be less than the par value thereof, and authority to the Board of Directors so to fix such consideration is hereby granted by the stockholders.

               B. The designation, rights, preferences, privileges and limitations of the shares of Cumulative Exchangeable Preferred Stock are as follows:

          (1) Designation. Pursuant to the provision of this Article IV, 28,000,000 shares of Preferred Stock of the Corporation have been classified as a series of Preferred Stock, $.10 par value designated as "Cumulative Exchangeable Preferred Stock, $.10 Par Value" (hereinafter called "First Series Preferred Stock").

          (2) Dividends. The holders of shares of First Series Preferred Stock shall be entitled to receive dividends in shares of First Series Preferred Stock at the annual rate of .05 share of First Series Preferred Stock per share (or, at the option of the Corporation, in cash at the annual rate of $0.80 per share or in shares of Common Stock of The LTV Corporation or any combination of cash and such shares), when and as declared by the Board of Directors out of funds legally available for the purpose, payable annually on the 15th day of April in each year, commencing April 15, 1988, to holders of record on such respective dates as may be determined by the Board of Directors in advance of the payment of each particular dividend. Only those shares of First Series Preferred Stock outstanding on any record date established by the Board of Directors shall be entitled to the dividend payable on the following dividend date, but all such outstanding shares shall be entitled to the full annual dividend, even if some or all of such shares were not outstanding during all the preceding calendar year. The First Series Preferred Stock shall rank as to dividends junior to, on a party with or prior to other series or classes of preferred stock of the Corporation as determined in each instance by the Board of Directors of the Corporation; provided, however, the Corporation has agreed to reach an agreement with the United Steelworkers of America ("USWA") prior to action by the Board of Directors regarding the ranking of all other series or classes of preferred stock of the Corporation which would rank as to dividends prior to the First Series Preferred Stock unless the proceeds (net of deductions for all costs of issuance including underwriting, attorneys and listing fees) of the issuance and sale of such series or classes of preferred stock are to be used exclusively to provide additional working or other capital for the exclusively to provide additional working or other capital for the Corporation's steel business or unless such classes or series of preferred stock are issued during the period in which the Corporation is in bankruptcy proceedings as a result of any filing by the Corporation under Chapter 11 of the bankruptcy laws or as part of any plan or reorganization which follows as a result of such filing. No dividends shall be declared on any other series or classes of stock ranking on a parity with the First Series Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on all shares of First Series Preferred Stock at the time outstanding like dividends for all annual periods ending at the same time as or before such period, ratably in proportion to the respective annual dividend rates per annum fixed therefor. Dividends shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends) and shall accrue on an annual basis as of the earlier of the record date established by the Board of Directors or the payment date specified in paragraph (2) hereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

      If in any annual dividend period, dividends shall not have been declared and paid or set apart in full for payment on all outstanding shares of First Series Preferred Stock for such annual dividend period and all preceding annual dividend periods from and after the first day from which dividends are cumulative, then, until the aggregate deficiency shall be declared and fully paid or set apart for payment, the Corporation shall not (i) declare or pay or set apart for payment any dividend or make any other distribution on the Common Stock or any other capital stock of the Corporation ranking junior to the First Series Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation (the Common Stock and such other stock being herein referred to as "Junior Stock") or (ii) make any payment on account of the purchase, redemption or other retirement of any Junior Stock.

      At the option of the Corporation and subject to the provisions hereof, any dividend may be paid in whole or in part, in cash or in shares of Common Stock of The LTV Corporation or in any combination of lawful money of the United States of America and such shares. If the Corporation desires to exercise its option to make a dividend payment of the First Series Preferred Stock wholly or partly in shares of Common Stock of The LTV Corporation (hereinafter sometimes called the "Stock Payment Option"), the Board of Directors shall do so in and by a resolution providing for the exercise of the Stock Payment Option.

      If the Stock Payment Option is elected, the Corporation shall dispatch or cause to be dispatched to each holder a certificate representing the number of whole shares of Common Stock of the LTV Corporation arrived at by dividing the Computed price of such Common Stock of The LTV Corporation into the total amount of lawful money of the United States of America which such holder would receive if the aggregate dividend on the shares held by such holder which is being paid in shares of Common Stock of The LTV Corporation were being paid in such lawful money.

      The term "Computed Price" as of any dividend payment date means the price equal to the arithmetical average of the per share Sale Price for the Common Stock of The LTV Corporation for the ten consecutive trading days ending on the fifth calendar day (or if such day is not a trading day, then the trading day immediately preceding such calendar day) prior to the dividend payment date; provided, that in no event shall the Computed Price of a share of Common Stock of The LTV Corporation be less than the par value of such Common Stock (presently $0.50 per share).

      The term "Sale Price" means the average of the high and low sale prices (or, if no sale prices are reported, the average of the high and low bid prices) for the Common Stock of The LTV Corporation as reported in composite trading, or, if the Common Stock of The LTV Corporation is not listed on any national or regional stock exchange, as reported by NASDAQ or, if such Common Stock is not quoted on NASDAQ, as reported by the National Quotation Bureau Incorporated. If the Sale Price cannot be established as described above, the Sale Price shall be the fair market value of the Common Stock of The LTV Corporation as determined in good faith by the Board of Directors of the Corporation.

      No fractional shares will be issued payment of dividends. In lieu thereof, the Corporation may issue a number of shares of First Series Preferred Stock or Common Stock of The LTV Corporation, as the case may be, which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in an amount equal to the stated value of such fractional share in the case of First Series Preferred Stock or in an amount equal to the fair value of such fractional share in the case of Common Stock of The LTV Corporation, as determined by the Board of Directors. The shares of Common Stock of The LTV Corporation to be paid by the Corporation in payment of the dividend on the First Series Preferred Stock are sometimes referred to hereinafter as the "Dividend Shares".

      The Corporation shall not exercise the Stock Payment Option with respect to any dividend payment if:

            (i) the payment of dividend has not been or will be made within five Business Days following the dividend payment date;

            (ii) the number of shares of Common Stock of The LTV Corporation held in the Corporation's treasury is insufficient to pay the portion of such dividend to be paid in Common Stock of The LTV Corporation;

            (iii) the issuance or delivery of shares of Common Stock of The LTV Corporation pursuant to the Stock Payment Option would require registration with or approval of any Governmental Authority under any law or regulation, and such registration or approval has not been effected or obtained; or

            (iv) the Computed Price is less than the par value of the shares of Common Stock of The LTV Corporation.

      If the Corporation pays such dividend in shares of First Series Preferred Stock or exercises the Stock Payment Option with respect to a dividend payment, it shall deliver to the Transfer Agent, no later than the fifth calendar day prior to the date on which shares of First Series Preferred Stock or Dividend Shares for such dividend payment are to be dispatched to holders, an Officers' Certificate setting forth (i) the portion of the dividend payment being made in shares of First Series Preferred Stock or Common Stock of The LTV Corporation and, (ii) the number of Dividend Shares allocable to such dividend payment on each share, as calculated pursuant to this Section 2.

          (3) Liquidation Preference. The First Series Preferred Stock shall rank upon liquidation, dissolution, or winding up of the Corporation junior to, on a parity with or prior to other series or classes of preferred stock of the Corporation as determined in each instance by the Board of Directors of the Corporation; provided, however, the Corporation has agreed to reach an agreement with the USWA prior to action by the Board of Directors regarding the ranking of all other series or classes of preferred stock of the Corporation which would rank upon liquidation, dissolution or winding up of the Corporation prior to the First Series Preferred Stock unless the proceeds (net of deductions for all costs of issuance including underwriting, attorneys and listing fees) of the issuance and sale of such series or classes of preferred stock are to be exclusively to provide additional working or other capital for the Corporation's steel business or unless such classes or series of preferred stock are issued during the period in which the Corporation is in bankruptcy proceedings as a result of any filing by the Corporation under Chapter 11 of the bankruptcy laws or as part of any plan of reorganization which follows as a result of such filing. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock of the Corporation or any other series or class or classes of stock of the Corporation ranking junior to the First Series Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of the First Series Preferred Stock shall be entitled to receive $16 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the First Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up, on a parity with the First
      Series Preferred Stock, then such assets and proceeds shall be distributed among the holders of First Series Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable upon liquidation, dissolution or winding up on such shares of First Series Preferred Stock and any such other preferred stock if all amounts payable thereof were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

      Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the First Series Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the First Series Preferred Stock as provided in this Section (3), but not prior thereto, the holders of the Common Stock or any other series or class or classes of stock ranking junior to the First Series Preferred Stock upon liquidation, dissolution or winding up of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the First Series Preferred Stock shall not be entitled to share therein.

          (4) Redemption. (a) The Corporation, at its option, may redeem shares of the First Series Preferred Stock, as a whole or in part, at any time or from time to time in cash at $16 per share, plus accrued and unpaid dividends to the date fixed for redemption.

               (b) In the event the Corporation shall redeem shares of the First Series Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of First Series Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state); such shares shall be redeemed by the Corporation at the redemption price aforesaid.

            If less than all the outstanding shares of First Series Preferred Stock not previously called for redemption are to be redeemed on any redemption date, shares to be redeemed shall be selected by the Corporation from outstanding shares of First Series Preferred
            Stock not previously called for redemption by lot, pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation is its sole discretion to be equitable to the holders of the First Series Preferred Stock.

          (5) Shares to be Retired. All shares of First Series Preferred Stock redeemed by the Corporation may be reissued.

          (6) Voting. Except as otherwise from time to time required by law, the First Series Preferred Stock shall have no voting rights.

          (7) Sinking Fund. Shares of First Series Preferred Stock are not subject or entitled to the benefit of a sinking fund.



                                 ARTICLE V

               The Corporation is to have perpetual existence.

                                ARTICLE VI

               1. The directors of the Corporation shall hold office until the next annual meeting of stockholders following their election and until their respective successors are duly elected.

               2. The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Corporation's By-laws and may be increased or decreased as therein provided, but the number thereof shall not be less than one.

               3. Any directorship not filled at the annual meeting of stockholders and any vacancy, however caused, occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board.

               4. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors.

                                ARTICLE VII

               Except as otherwise provided by statute, by this certificate of incorporation as the same may be amended from time to time or by By-laws as the same may be amended from time to time, all corporate powers may be exercised by the Board of Directors. Without limiting the foregoing, the Board of Directors shall have power, without stockholder action:

               1. To authorize the Corporation to purchase, acquire, hold, lease, mortgage, pledge, sell and convey such property, real, personal and mixed, without as well as within the State of New Jersey as the Board of Directors may from time to time determine, and in payment for any property to issue, or cause to be issued, stock of the Corporation, or bonds, debentures, notes or other obligations or evidences of indebtedness thereof secured by pledge, security interest or mortgage, or unsecured.

               2. To determine from time to time to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or documents of the Corporation, except as conferred by statute or by the Board of Directors.

               3. To authorize the borrowing of money; the issuance of bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as redeemability and convertibility into shares of stock of the Corporation or otherwise; and, as security for money borrowed or bonds, debentures, notes and other obligations or evidences of indebtedness issued by the Corporation, the mortgaging or pledging of any property, real, personal or mixed, then owned or thereafter acquired by the Corporation.

               4. To loan money to, or guarantee an obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including an officer or employee who is also a director of the Corporation, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

               5. By the affirmative vote of a majority of the directors in office, to remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the Corporation and to suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

               IN WITNESS WHEREOF, Republic Steel Corporation has caused this Restated Certificate of Incorporation to be executed on behalf of the Corporation by its Chairman of the Board this 31st day of May, 1983.

                                        REPUBLIC STEEL CORPORATION



                                        By E. B. JONES
                                         Chairman and Chief Executive Officer


            RESOLVED, that Article VI, paragraph 2 shall be amended to state in its entirety as follows:

            2. The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Corporation's By-laws and may be increased or decreased as therein provided, but the number thereof shall not be less than one.

      Written Consent
      Dated 6/29/84


            (B) The merger of J&L into the Corporation shall result in the amendment of Article 1 of the Certificate of Incorporation of the surviving corporation to read as follows:

      ARTICLE 1.  The name of the Corporation is LTV Steel Company, Inc.

                                        Meeting-Board-of-Directors
                                        December 19, 1984


                 CERTIFICATE OF AMENDMENT TO THE RESTATED

               CERTIFICATE OF INCORPORATION, AS AMENDED, OF

                          LTV STEEL COMPANY, INC.

To:   The Secretary of State
      State of New Jersey

Pursuant to the provisions of Section 14A:9-2(4), Section 14A:9-4(3), and
Section 14A:7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation, as amended:

               1. The name of the corporation is

                          LTV STEEL COMPANY, INC.

               2. The following amendment to the Restated Certificate of Incorporation, as amended, was approved by the directors and thereafter duly adopted by the shareholders of the corporation as of the 15th day of July, 1987:

      RESOLVED, that Article IV, of the Restated Certificate of Incorporation, as amended, be amended so that the first sentence thereof and the immediately following preface to the numbered paragraphs read as follows:

                "The aggregate number of shares which the Corporation is
            authorized to issued is 100,000,000 shares divided into 50,000,000 shares of Common Stock of the par value of $10 a share and 50,000,000 shares of Preferred Stock of the par value of $.10.

                 A. The designations, rights, preferences, privileges and limitations of the shares of Common Stock and shares of Preferred Stock and the manner of determining the designations, number of classes and of series within classes of Preferred Stock and the relative voting, dividend, liquidation and other rights, preferences and limitations of each such class or series are as follows:"

      RESOLVED, that Subsection B of Article IV of the Restated Certificate of Incorporation, as amended, be deleted in its entirety.

               3. The number of shares entitled to vote upon the amendment was 100.

               4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the sole shareholder of the Corporation without a meeting pursuant to the written consent of the sole shareholder and number of shares represented by such consent is 100 shares.

               5. The following resolutions, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof were duly adopted by the board of directors of the Corporation as of the 15th day of July, 1987 pursuant to authority vested in it by the Restated Certificate of Incorporation, as amended, and Section 14A:7-2 of the New Jersey Business Corporation Act:

      RESOLVED, that Article IV of the Restated Certificate of Incorporation, as amended, be and hereby is further amended by adding immediately after Subsection A, Subsection B, which sets forth the rights, preferences and limitations, of the Cumulative Exchangeable Preferred Stock, which Subsection B shall read in it entirety as follows:

            "B. The designation, rights, preferences, privileges and limitations of the shares of Cumulative Exchangeable Preferred Stock are as follows:

               (1) Designation. Pursuant to the provision of this Article IV, 28,000,000 shares of Preferred Stock of the Corporation have been classified as a series of Preferred Stock, $.10 par value designated as "Cumulative Exchangeable Preferred Stock, $.10 Par Value" (hereinafter called "First Series Preferred Stock").

               (2) Dividends. The holders of shares of First Series Preferred Stock shall be entitled to receive dividends in shares of First Series Preferred Stock at the annual rate of .05 share of First Series Preferred Stock per share (or, at the option of the Corporation, in cash at the annual rate of $0.80 per share or in shares of Common Stock of The LTV Corporation or any combination of cash and such shares), when and as declared by the Board of Directors out of funds legally available for the purpose, payable annually on the 15th day of April in each year, commencing April 15, 1988, to holders of record on such respective dates as may be determined by the Board of Directors in advance of the payment of each particular dividend. Only those shares of First Series Preferred Stock outstanding on any record date established by the Board of Directors shall be entitled to the dividend payable on the following dividend date, but all such outstanding shares shall be entitled to the full annual dividend, even if some or all of such shares were not outstanding during all the preceding calendar year. The First Series Preferred Stock shall rank as to dividends junior to, on a parity with or prior to other series or classes of preferred stock of the Corporation as determined in each instance by the Board of Directors of the Corporation; provided however, the Corporation has agreed to reach an agreement with the United Steelworkers of America ("USWA") prior to action by the Board of Directors regarding the ranking of all other series or classes or preferred stock of the Corporation which would rank as to dividends prior to the First Series Preferred Stock unless the proceeds (net of deductions for all costs of issuance including underwriting; attorneys and listing fees) of the issuance and sale of such series or classes of preferred stock are to be used exclusively to provide additional working or other capital for the Corporation's steel business or unless such classes or series of preferred stock are issued during the period in which the Corporation is in bankruptcy proceedings as a result of any filing by the Corporation under Chapter 11 of the bankruptcy laws or as part of any plan of reorganization which follows as a result of such filing. No dividends shall be declared on any other series or classes of stock ranking on a parity with the First Series Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on all shares of First Series Preferred Stock at the time outstanding like dividends for all annual periods ending at the same time as or before such period, ratably in proportion to the respective annual dividend rates per annum fixed therefor. Dividends shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends) and shall accrue on an annual basis as of the earlier of the record date established by the Board of Directors or the payment date specified in paragraph (2) hereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

            If in any annual dividend period, dividends shall not have been declared and paid or set apart in full for payment on all outstanding shares of First Series Preferred Stock for such annual dividend period and all preceding annual dividend periods from and after the first day from which dividends are cumulative, then, until the aggregate deficiency shall be declared and fully paid or set apart for payment, the Corporation shall not (i) declare or pay or set apart for payment any dividends or make any other distribution on the Common Stock or any other capital stock of the Corporation ranking junior to the First Series Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation (the Common Stock and such other stock being herein referred to as "Junior Stock") or (ii) make any payment on account of the purchase, redemption or other retirement of any Junior Stock.

            At the option of the Corporation and subject to the provisions hereof, any dividend may be paid in whole or in part, in cash or in shares of Common Stock of The LTV Corporation or in any combination of lawful money of the United States of Americas and such shares. If the Corporation desires to exercise its option to make a dividend payment on the First Series Preferred Stock wholly or partly in shares of Common Stock of The LTV Corporation (hereinafter sometimes called the "Stock Payment Option"), the Board of Directors shall do so in and by a resolution providing for the exercise of the Stock Payment Option.

            If the Stock Payment Option is elected, the Corporation shall dispatch or cause to be dispatched to each holder a certificate representing the number of whole shares of Common Stock of The LTV Corporation arrived at by dividing the Computed Price of such Common Stock of The LTV Corporation into the total amount of lawful money of the United States of America which such holder would receive if the aggregate dividend on the shares held by such holder which is being paid in shares of Common Stock of The LTV Corporation were being paid in such lawful money.

            The term "Computed Price" as of any dividend payment date means the price equal to the arithmetical average of the per share Sale Price for the Common Stock of The LTV Corporation for the ten consecutive trading days ending on the fifth calendar day (or if such day is not a trading day, then the trading day immediately preceding such calendar day) prior to the dividend payment date; provided, that in no event shall the Computed Price of a share of Common Stock of The LTV Corporation be less than the par value of such Common Stock (presently $0.50 per share).

            The term "Sale Price" means the average of the high and low sale prices (or, if no sale prices are reported, the average of the high and low bid prices) for the Common Stock of The LTV Corporation as reported in composite trading, or, if the Common Stock of The LTV Corporation is not listed on any national or regional stock exchange, as reported by NASDAQ or, if such Common Stock is not quoted on NASDAQ, as reported by the National Quotation Bureau Incorporated. If the Sale Price cannot be established as described above, the Sale price shall be the fair market value of the Common Stock of The LTV Corporation as determined in good faith by the Board of Directors of the Corporation.

            No fractional shares will be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of First Series Preferred Stock or Common Stock of The LTV Corporation, as the case may be, which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in an amount equal to the stated value of such fractional share in the case of First Series Preferred Stock or in an amount equal to the fair value of such fractional share in the case of Common
            Stock of The LTV Corporation, as determined by the Board of Directors. The shares of Common Stock of The LTV Corporation to be paid by the Corporation in payment of the dividend on the First Series Preferred Stock are sometimes referred to hereinafter as the "Dividend Shares."

            The Corporation shall not exercise the Stock Payment Option with respect to any dividend payment if:

                  (i) the payment of dividend has not been or will not be made within five Business Days following the dividend payment date;

                  (ii) the number of shares of Common Stock of The LTV Corporation held in the Corporation's treasury is insufficient to pay the portion of such dividend to be paid in Common Stock of The LTV Corporation;

                  (iii) the issuance or delivery of shares of Common stock of The LTV Corporation pursuant to the Stock Payment Option would require registration with or approval of any Governmental Authority under any law or regulation, and such registration or approval has not been effected or obtained; or

                  (iv) the Computed Price is less than the par value of the shares of Common Stock of The LTV Corporation.

            If the Corporation pays such dividend in shares of First Series Preferred Stock or exercises the Stock Payment Option with respect to a dividend payment, it shall deliver to the Transfer Agent, no later than the fifth calendar day prior to the date on which shares of First Series Preferred Stock or Dividend Shares for such dividend payment are to be dispatched to holders, an Officers' Certificate setting forth (i) the portion of the dividend payment being made in shares of First Series Preferred Stock or Common Stock of The LTV Corporation and, (ii) the number of Dividend Shares allocable to such dividend payment on each share, as calculated pursuant to this Section 2.

               (3) Liquidation Preference. The First Series Preferred Stock shall rank upon liquidation, dissolution or winding up or the Corporation junior to, on a parity with or prior to other series or classes of preferred stock of the Corporation as determined in each instance by the Board of Directors of the Corporation; provided, however, the Corporation has agreed to reach an agreement with the USWA prior to action by the Board of Directors regarding the ranking of all other series or classes of preferred stock of the Corporation which would rank upon liquidation, dissolution or winding up of the Corporation prior to the First Series Preferred Stock unless the proceeds (net of deductions for all costs of issuance including underwriting, attorneys and listing fees) of the issuance and sale of such series or classes of preferred stock are to be used exclusively to provide additional working or other capital for the Corporation's steel business or unless such classes or series of preferred stock are issued during the period in which the Corporation is in bankruptcy proceedings as a result of any filing by the Corporation under Chapter 11 of the bankruptcy laws or as part of any plan or reorganization which follows as a result of such filing. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock of the Corporation or any other series or class or classes of stock of the Corporation ranking junior to the First Series Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of the First Series Preferred Stock shall be entitled to receive $16 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the First Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up, on a parity with the First Series Preferred Stock, then such assets and proceeds shall be distributed among the holders of First Series Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable upon liquidation, dissolution or winding up on such shares of First Series Preferred Stock and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the First Series Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or wind up of the Corporation, after payment shall have been made in full to the First Series Preferred Stock as provided in this Section (3), but not prior thereto, the holders of the Common Stock or any other series or class or classes of stock ranking junior to the First Series Preferred Stock upon liquidation, dissolution or winding up of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the First Series Preferred Stock shall not be entitled to share therein.

               (4) Redemption. (a) The Corporation, at its option, may redeem shares of the First Series Preferred Stock, as a whole or in part, at the time, or from time to time in cash at $16 per share, plus accrued and unpaid dividends to the date fixed for redemption.

               (b) In the event the Corporation shall redeem shares of First Series Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of First Series Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder; (3) the redemption price;
            (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid:

            If less than all the outstanding shares of First Series Preferred Stock not previously called for redemption are to be redeemed on any redemption date, shares to be redeemed shall be selected by the Corporation from outstanding shares of First Series Preferred
            Stock not previously called for redemption by lot, pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable to the holders of the First Series Preferred Stock.

               (5) Shares to be Retired. All shares of First Series Preferred Stock redeemed by the Corporation may be reissued.

               (6) Voting. Except as otherwise from time to time required by law, the First Series Preferred Stock shall have no voting rights.

               (7) Sinking Fund. Shares of First Series Preferred Stock are not subject or entitled to the benefit of a sinking fund."

      6. That in lieu of meeting and vote of the directors and in accordance with the provisions of Sections 14A:6-7(1) and 14A:7-2(1), the foregoing resolutions were adopted by the directors by unanimous written consent without a meeting

      7. That the Restated Certificate of Incorporation, as amended, is amended so that the designation and number of shares of each class and series acted upon in the resolutions, and the relative rights, preferences and limitations of each such class and series are as stated in the foregoing resolutions.


      Dated this 15th day of July, 1987.

                                   LTV STEEL COMPANY, INC.



                                   By /s/ W. P. Twomey
                                      ---------------------------------
                                      W. P. Twomey
                                      Vice President and Controller



                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF

                          LTV Steel Company, Inc.

To:   The Secretary of State
      State of New Jersey


               Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

               1. The name of the corporation is LTV Steel Company, Inc.

               2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of June, 1993:

               RESOLVED, that the following addition is to be designated as the last Article of the Certificate of Incorporation:

            No nonvoting equity securities of the Corporation may be issued; this provision, in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, shall have no force and effect except to the extent required by such Section so long as such Section is in effect and applicable to the Corporation.

               3. The number of shares entitled to vote upon the amendment was 110.

               4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the shareholders without a meeting pursuant to the written consents of the shareholders and the number of shares represented by such consents is 110 shares.


     Dated as of the 28th day of June, 1993.


                                   LTV Steel Company, Inc.




                                   By /s/ G. J. Moran
                                      ---------------------------------
                                      G. J. Moran
                                      Senior Vice President and Secretary



                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF

                          LTV Steel Company, Inc.

To:   The Secretary of State
      State of New Jersey

               Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

               1. The name of the corporation is LTV Steel Company, Inc.

               2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 14th day of September, 1993.

               RESOLVED, that the last Article, containing the following provision, of the Certificate of Incorporation be deleted:

            No nonvoting equity securities of the Corporation may be issued; this provision, in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, shall have no force and effect except to the extent required by such Section so long as such Section is in effect and applicable to the Corporation.

               3. The number of shares entitled to vote upon the amendment was 110.

               4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the shareholders without a meeting pursuant to the written consents of the shareholders and the number of shares represented by such consents is 110 shares.

     Dated this 14th day of September, 1993.

                                   LTV Steel Company, Inc.


                                   By /s/ G. J. Moran
                                      ---------------------------------
                                      G. J. Moran
                                      Senior Vice President and Secretary